Exhibit 99.1

Fathom Holdings Inc. Reports 61% Revenue Growth
for 2020 Fourth Quarter; 59% for Full Year 2020

CARY, N.C., March 23, 2021 – Fathom Holdings Inc. (Nasdaq: FTHM), a holding company that primarily operates through its wholly owned subsidiary, Fathom Realty, LLC, a national, cloud-based, technology-driven, residential real estate brokerage, today announced financial results for the 2020 fourth quarter and full year ended December 31, 2020.

Fourth Quarter 2020 Financial Results

Revenue for the 2020 fourth quarter increased 61% to $53.4 million, from $33.2 million for the prior-year period. Fathom completed approximately 7,500 real estate transactions for the fourth quarter of 2020, an increase of 50% from the same period last year. Fathom’s real estate agent network grew 37% to 5,471 agents at December 31, 2020, up from 4,006 compared with the year prior.

GAAP net loss for the 2020 fourth quarter was $1.3 million, or a loss of $0.09 per share, compared with a GAAP net loss of $1.3 million, or a loss of $0.14 per share, for last year’s fourth quarter. Weighted average shares outstanding increased 36% for the 2020 fourth quarter, versus the same period last year.

Adjusted EBITDA loss, a non-GAAP measure, narrowed to $850,000 for the 2020 fourth quarter, from an Adjusted EBITDA loss of $1.2 million a year ago. Fathom is providing Adjusted EBITDA, a non-GAAP financial measure, because it provides additional information for monitoring the Company’s performance. A table providing a reconciliation of Adjusted EBITDA to its most comparable GAAP measure, as well as an explanation of this non-GAAP measure, is included in the tables at the end of this press release.

“Our fourth quarter and full-year results reflect the power of our unique model and Fathom’s ability to attract real estate agents by providing them with greater income potential along with the technology and tools they require to grow their businesses even further, which, in turn, drives our growth. Moreover, I’m extremely proud that our retention of higher producing agents, or agents closing more than 10 transactions per year, improved significantly from 10% of the overall attrition in 2019 to only 2.5% of the overall attrition in 2020,” said Fathom CEO Joshua Harley. “Since going public, we have substantially increased revenue, continued the expansion of our agent network, improved agent retention, entered new geographic markets and completed strategic acquisitions that further solidify our market position.

“We are continuing to identify additional revenue-generating opportunities to accelerate,” Harley said. “These opportunities, including adding mortgage and insurance, expanding our geographic footprint, launching a national real estate portal, improving our technology offerings, and acquiring smaller residential real estate brokerages, will allow us to continue providing a growing number of Fathom agents with everything they need to succeed, while becoming advocates for Fathom and helping us accelerate our organic growth through their agent referrals.

“2020 was a watershed year for us, and we are extremely proud of all we have accomplished. We look forward to taking additional actions that will add value to our Company and benefit all of our stakeholders.”

2020 Full Year Financial Results

Total revenue for 2020 increased 59% to $176.8 million, from $111.2 million for 2019. GAAP net loss for 2020 was reduced to $1.3 million, or a loss of $0.12 per share, compared with a GAAP net loss of $4.1 million, or a loss of $0.42 per share, for the previous year. Weighted average shares outstanding increased 16% in 2020 from 2019. Adjusted EBITDA loss totaled $381,000 for the 2020 full year, an improvement over an adjusted EBITDA loss of $2.3 million for the 2019 full year.

The Company had cash and cash equivalents of $28.6 million at December 31, 2020, up from $579,000 at December 31, 2019, primarily reflecting the completion of the Company’s initial public offering on August 4, 2020, which resulted in the issuance and sale of approximately 3.4 million shares at an offering price of $10.00 per share, providing proceeds of $31.1 million, net of offering costs.

“We have built a strong balance sheet that allows us to fund additional growth as we execute on our long-term strategy,” added Fathom President and CFO Marco Fregenal. “Despite normal fourth quarter seasonality, we generated solid total revenue growth and increased revenue per transaction. The residential real estate market remains strong, and we believe Fathom will continue to play a significant role well into the future.”

Recent Highlights

•	Acquired Verus Title Inc., expanding Fathom’s residential real estate offerings to include title insurance services.
•	Entered Michigan market. Fathom now operates in 27 states and 113 local markets, with plans to expand to additional states and Canada.
•	Partnered with zavvie to provide residential real estate services to consumers to help them sell their homes more quickly.
•	Introduced an expanded referral program to reward Fathom agents for bringing new agents to the Company. Approximately one-third of all agents joining Fathom come through referrals.
•	Subsequent to the end of the fourth quarter:
o	Acquired the technology platform of Naberly Solutions, through Fathom’s intelliAgent subsidiary, to reduce Fathom’s reliance on third-party technology providers and offer more robust technology to agents to help them grow their businesses.
o	Added to the Company’s Board of Directors with the appointment of Ravila Gupta, a seasoned executive with a successful track record in strategic planning, business development, leadership development, marketing and culture.
o	Acquired the real estate brokerage business of Red Barn Real Estate, a growing Atlanta metro area brokerage with approximately 230 agents.

Fiscal 2020 Fourth Quarter Financial Results Conference Call

Date:	Tuesday, March 23, 2021

Time:	5:00 p.m. ET/2:00 p.m. PT

Phone:	833-685-0908 (domestic); 412-317-5742 (international)

Replay:	Accessible through March 30, 2021; 877-344-7529 (domestic);
412-317-0088 (international); replay access code 10153181

Webcast:	Accessible at www.FathomRealty.com; archive available for approximately one year

About Fathom Holdings Inc.

Fathom Holdings Inc. is the parent company of Fathom Realty Holdings, LLC, a national, virtual, full-service real estate brokerage that leverages proprietary cloud-based software called intelliAgent to operate a Platform as a Service model (PaaS) for the residential real estate industry. Fathom offers real estate professionals 100% commission, small flat-fee transaction costs, support, technology, and training, all powered by best-in-class operational efficiencies. For more information, visit www.fathomrealty.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such “forward-looking statements” include, but are not limited to, the type of new revenue-generating opportunities, as well as the timing of identifying and completing them. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with the COVID pandemic; competition; management of growth; risks associated with making and integrating acquisitions; the costs and distractions of operating as a public company; and the others set forth in the Risk Factors section of the Company’s registration statement for its initial public offering filed with the SEC, copies of which are available on the SEC’s website at www.sec.gov, along with other Company filings made with the SEC made from time to time. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations and Media Contacts:

Roger Pondel/Laurie Berman

PondelWilkinson Inc.

investorrelations@fathomrealty.com

(310) 279-5980

Marco Fregenal
President and CFO

Fathom Holdings Inc.
investorrelations@fathomrealty.com
(888) 455-6040

(Financial tables follow)

FATHOM HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Revenue	$53,408,570	$33,188,837	$176,784,060	$111,205,854
Cost of revenue	50,450,629	32,059,071	166,365,736	105,256,810

Gross profit	2,957,941	1,129,766	10,418,324	5,949,044

General and administrative	3,887,872	2,266,159	10,723,222	9,599,050
Marketing	383,531	181,150	970,126	340,582
Total operating expenses	4,271,403	2,447,309	11,693,348	9,939,632

Loss from operations	(1,313,462)	(1,317,543)	(1,275,024)	(3,990,588)

Other expense (income), net
Interest expense, net	3,373	27,893	84,031	109,709
Other income, net	-	-	(10,000)	-
Other expense (income), net	3,373	27,893	74,031	109,709

Loss from operations before income taxes	(1,316,835)	(1,345,436)	(1,349,055)	(4,100,297)
Income tax benefit	41,971	20	8,471	8,000
Net loss	$(1,274,864)	$(1,345,416)	$(1,340,584)	$(4,092,297)

Net loss per share
Basic and Diluted	$(0.09)	$(0.14)	$(0.12)	$(0.42)

Weighted average common shares outstanding
Basic and Diluted	13,436,464	9,893,564	11,404,262	9,804,988

FATHOM HOLDINGS INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2020	2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,577,396	$579,416
Restricted cash	984,238	-
Accounts receivable	1,595,444	304,769
Agent annual fees receivable, net	284,725	356,131
Loan receivable	165,000	-
Prepaid and other current assets	1,249,650	413,763
Total current assets	32,856,453	1,654,079
Goodwill	799,058	-
Property and equipment, net	154,599	105,972
Intangible assets, net	922,147	464,842
Lease right of use assets	437,421	265,140
Other assets	55,301	-
Total assets	$35,224,979	$2,490,033

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,596,206	$946,031
Accrued liabilities	1,063,889	1,883,855
Escrow liabilities	933,336	-
Long-term debt - current portion	256,324	17,095
Lease liability - current portion	140,100	89,566
Total current liabilities	4,989,855	2,936,547
Long-term debt, net of current portion	282,950	535,093
Lease liability, net of current portion	301,429	177,578
Total liabilities	5,574,234	3,649,218

Commitments and contingencies

Stockholders' equity (deficit):
Common stock, no par value, 100,000,000 authorized and 13,830,351 and 10,211,658 issued and outstanding as of December 31, 2020 and 2019	-	-
Treasury Stock, at cost, 5,683 and 0 shares as of December 31, 2020 and 2019	(30,000)	-
Additional paid-in capital	37,168,896	4,988,382
Accumulated deficit	(7,488,151)	(6,147,567)
Total stockholders' equity (deficit)	29,650,745	(1,159,185)
Total liabilities and stockholders' equity	$35,224,979	$2,490,033

FATHOM HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2020	2019
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,340,584)	$(4,092,297)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	165,417	60,441
Non-cash lease expense	(20,805)	(3,326)
Bad debt expense	133,152	211,390
Deferred income tax	(45,985)	-
Share-based compensation	728,443	1,629,604
Change in operating assets and liabilities:
Accounts receivable	(1,263,351)	1,189,811
Agent annual fees receivable	(61,746)	(245,451)
Prepaid and other assets	(816,919)	336,749
Accounts payable	1,467,841	118,153
Accrued liabilities	(735,691)	(321,376)
Escrow liabilities	608,369	-
Operating lease liabilities	22,908	5,330
Other assets	(55,301)	-
Net cash used in operating activities	(1,214,252)	(1,110,972)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(66,254)	(41,336)
Purchase of Verus, net of cash acquired of $464,095	(256,544)	-
Purchase of intangible assets	(421,948)	(331,480)
Issuance of loan receivable	(165,000)	-
Net cash used in investing activities	(909,746)	(372,816)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	(17,095)	(16,800)
Proceeds from issuance of common stock	83,014	1,071,466
Proceeds from the issuance of common stock in connection with IPO	34,300,000	-
Payment of offering costs in connection with issuance of common stock in IPO	(3,183,284)	-
Purchase of treasury stock	(30,000)	-
Payment of note payable	(500,000)	-
Proceeds from debt	453,581	-
Net cash provided by financing activities	31,106,216	1,054,666

Net increase (decrease) in cash, cash equivalents, and restricted cash	28,982,218	(429,122)
Cash, cash equivalents, and restricted cash at beginning of period	579,416	1,008,538
Cash, cash equivalents, and restricted cash at end of period	$29,561,634	$579,416

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$88,313	$109,856
Income taxes paid	$22,775	$1,250
Right of use assets obtained in exchange for lease liabilities	$159,891	$261,814
Issuance of common stock warrants as offering costs in connection with IPO	$677,082	$-
Issuance of common stock for the purchase of Verus	$252,341	$-

Reconciliation of cash and restricted cash
Cash and cash equivalents	28,577,396	579,416
Restricted cash	984,238	-
Total cash, cash equivalents, and restricted cash shown in statement of cash flows	$29,561,634	$579,416

RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended December 31,		For the Years Ended December 31,
	2020	2019	2020	2019
Net loss	$(1,274,864)	$(1,345,416)	$(1,340,584)	$(4,092,297)
Other expense	3,373	27,893	74,031	109,709
Income tax benefit	(41,971)	(20)	(8,471)	(8,000)
Depreciation & amortization	56,960	18,922	165,417	60,441
Restricted stock award compensation expense	393,568	23,904	691,807	1,570,151
Stock option compensation expense	12,442	26,601	36,636	59,453
Adjusted EBITDA	$(850,492)	$(1,248,116)	$(381,164)	$(2,300,543)

Note about Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company uses Adjusted EBITDA, a non-GAAP financial measure, to understand and evaluate its core operating performance. This non-GAAP financial measure, which may be different than similarly titled measures used by other companies, is presented to enhance investors’ overall understanding of the Company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Fathom defines Adjusted EBITDA as net income (loss), excluding other expense (income), net, income tax expense (benefit), depreciation and amortization, and share-based compensation expense.

Fathom believes that Adjusted EBITDA provides useful information about the Company’s financial performance, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to a key metric used by management for financial and operational decision-making. The Company believes that Adjusted EBITDA helps identify underlying trends in its business that otherwise could be masked by the effect of the expenses excluded in Adjusted EBITDA. In particular, Fathom believes the exclusion of share-based compensation expense related to restricted stock awards and stock options provides a useful supplemental measure in evaluating the performance of its operations and provides better transparency into its results of operations.

Adjusted EBITDA is being presented to assist investors in seeing the Company’s financial performance through the eyes of management, and because it believes this measure provides an additional tool for investors to use in comparing Fathom’s core financial performance over multiple periods with other companies in its industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to net income (loss), the closest comparable GAAP measure, including:

•	Adjusted EBITDA excludes share-based compensation expense related to restricted stock awards and stock options, which have been, and will continue to be for the foreseeable future, significant recurring expenses in the Company’s business and an important part of its compensation strategy; and
•	Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation and amortization of property and equipment and, although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future.